Exhibit 10.1

EXECUTION VERSION

Sanchez Energy Corporation

$200,000,000 7.75% Senior Notes due 2021

Purchase Agreement

September 13, 2013

RBC Capital Markets, LLC

Credit Suisse Securities (USA) LLC
as Representatives of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o RBC Capital Markets, LLC
3 World Financial Center
200 Vesey Street, 12th Floor
New York, New York 10281

Ladies and Gentlemen:

Sanchez Energy Corporation, a Delaware corporation (the “Company”) proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representatives (the “Representatives”), $200 million principal amount of its 7.75% Senior Notes due 2021 (the “Additional Notes”).  The Additional Notes will constitute one series together with, and will be identical in all respects to, the $400 million aggregate principal amount of 7.75% Senior Notes due 2021 (the “Initial Notes”) issued and sold by the Issuers (as defined below) pursuant to that certain purchase agreement, dated June 10, 2013 (the “Original Purchase Agreement”), among the Issuers and RBC Capital Markets, LLC, except that any Additional Notes sold pursuant to Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”) may have a separate CUSIP number from that of the Initial Notes sold pursuant to Regulation S.   The Additional Notes will be issued pursuant to the Indenture dated June 13, 2013, as supplemented by the First Supplemental Indenture dated September 11, 2013 (the “Indenture”), among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors” and, together with the Company, the “Issuers”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on a senior basis by each of the Guarantors (the “Guarantees” and, together with the Additional Notes, the “Securities”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act, in reliance upon an exemption therefrom.  The Issuers have prepared a preliminary offering memorandum dated September 9, 2013 (the “Preliminary Offering Memorandum”), and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Unless stated to the contrary, any references herein to the terms “Preliminary Offering Memorandum”, “Time of Sale Information” and “Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (together with the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the “Exchange Act”), prior to the Time of Sale (as defined herein) and incorporated by reference therein, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Time of Sale that is incorporated by reference therein.  All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Time of Sale Information (including the Preliminary Offering Memorandum) or Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Time of Sale Information or Offering Memorandum, as the case may be. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto (collectively, the “Time of Sale Information”), shall have been prepared.

The Company, SEP III Holdings, LLC, a Delaware limited liability company, SN Marquis LLC, a Delaware limited liability company, and SN Cotulla Assets, LLC, a Texas limited liability company, entered into a $500 million Amended and Restated Credit Agreement (the “Credit Facility” and together with all other documents related to such Credit Facility, the “Credit Documents”) on May 31, 2013, with the lenders party thereto, Royal Bank of Canada as the administrative agent, Capital One, National Association as the syndication agent and RBC Capital Markets as sole lead arranger and sole book runner.

The issuance and sale of the Additional Notes (including the Guarantees) and the payment of transaction costs are referred to herein as the “Transaction”.

Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A.  Under the Registration Rights Agreement, the Issuers will agree to (i) file with the Commission (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities of the Company (the “Exchange Notes”), guaranteed by the Guarantors, to be offered in exchange for the Additional Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture and/or (b) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” relating to the resale by certain holders of the Additional Notes and the Guarantees thereof, (ii) to use commercially reasonable efforts to cause the Exchange Offer Registration Statement and, if applicable, the Shelf Registration Statement to be declared effective and (iii) to consummate the Exchange Offer, all within the time periods specified in the Registration Rights Agreement.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.                                      Purchase and Resale of the Additional Notes.  (a)  The Issuers agree to issue and sell the Additional Notes (including the Guarantees) to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Additional Notes (including the Guarantees) set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 94.50% of the principal amount thereof plus accrued interest from June 13, 2013 to the Closing Date.  The Issuers will not be obligated to deliver any of the Additional Notes (including the Guarantees) except upon payment for all the Additional Notes (including the Guarantees) to be purchased as provided herein.

(b)                                 The Issuers understand that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)                                  it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)                               it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)                               within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)                               in accordance with the restrictions set forth in Annex C hereto.

(c)                                  Each Initial Purchaser acknowledges and agrees that the Issuers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Issuers and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the

Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)                                 The Issuers acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser in the manner contemplated by the Time of Sale Information and the Offering Memorandum and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)                                  The Issuers acknowledge and agree that the Initial Purchasers and the Representatives are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person.  Additionally, neither the Representatives nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Initial Purchaser shall have any responsibility or liability to the Issuers with respect thereto.  Any review by the Representatives or any Initial Purchaser of the Company, the Guarantors, and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.                                      Payment and Delivery.  (a)  Payment for and delivery of the Securities will be made at the offices of Paul Hastings LLP at 10:00 A.M., New York City time, on September 18, 2013 or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(b)                                 Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of one or more global notes representing the Additional Notes (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities to the Initial Purchasers duly paid by the Company.  The Global Note will be made available for inspection by the Representatives not later than 10:00 A.M., New York City time, on the business day prior to the Closing Date.

3.                                      Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that as of the date hereof and as of the Closing Date (references in this Section 3 to the “Offering Memorandum” are to (x) the Time of Sale Information in the case of representations and warranties made as of the date hereof and (y) the Offering Memorandum in the case of representations and warranties made as of the Closing Date):

(a)                                 Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date (as amended or supplemented in accordance with Section 4(b), as applicable) and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made solely in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)                                 Additional Written Communications.  The Issuers (including their agents and representatives, other than the Initial Purchasers in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Issuers or their agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c).  Each such Issuer Written Communication, when taken together with the Time of Sale Information, did not, and at the Closing Date will not, contain (i)  any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) any information that conflicted, conflicts or will conflict with the information contained in this Agreement; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Written Communication solely in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in any Issuer Written Communication. The documents incorporated or deemed to be incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act (the “Incorporated Documents”).  Each such Incorporated Document, when taken together with the Time of Sale Information, did not as of the Time of Sale, and at the Closing Date will not, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.

(c)                                  Eligible for Resale.  The Securities are eligible for resale pursuant to Rule 144A and there are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities.

(d)                                 Financial Statements.

(i)                                     The financial statements and the related notes thereto included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act; the other financial information included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Company and its Subsidiaries and presents fairly the information shown thereby.

(ii)                                  The unaudited pro forma financial statements (including the notes thereto) or other pro forma financial information included in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, except as set forth in the letter, dated April 2, 2013, from the Commission to the Company, (A) comply as to form in all material respects with the applicable requirements of Regulation S-X, (B) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (C) have been properly computed and presented on the bases described therein.  The assumptions used in the preparation of the pro forma financial statements and the other pro forma and adjusted financial information included in the Offering Memorandum (including “Adjusted EBITDA”) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

(e)                                  No Material Adverse Change.  Since the date of the most recent financial statements of the Company included in each of the Time of Sale Information and the Offering Memorandum (i) other than in connection with the Transaction or as described in the Time of Sale Information, there has not been any material reduction in the capital stock or material increase of long-term debt of the Company or any of the Guarantors, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock other than in respect of its outstanding shares of preferred stock described in the Time of Sale Information and the Offering Memorandum, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, rights, assets, management, financial position, results of operations of the Company and the Guarantors taken as a whole; (ii) other than in connection with the Transaction or as described in the Time of Sale Information, neither the Company nor any of the Guarantors has entered into any transaction or agreement that is material to the Company and the Guarantors taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and the Guarantors taken as a whole; (iii) neither the Company nor any of the Guarantors has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority and (iv) there has not been any material adverse change in the ability of the Company or the Guarantors to consummate the Transaction on a timely basis, except as otherwise disclosed in the Time of Sale Information.

(f)                                   Organization and Good Standing.  Attached as Exhibit B is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest (each, a “Subsidiary” and, together, the “Subsidiaries”) and their jurisdictions of organization.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiaries. The Company and each of the Guarantors have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, rights, assets, management, financial position, results of operations of the Company and the Guarantors taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities (a “Material Adverse Effect”).

(g)                                  Capitalization.  The Company has an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”.  All of the issued and outstanding equity interests of each Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable (except as non-assessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act), have been issued in compliance with federal and state securities laws, were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Company free and clear of all liens (other than security interests granted pursuant the Credit Documents).  Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Guarantors.  No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities (as defined herein and in the Original Purchase Agreement) registered under any registration statement contemplated by the Registration Rights Agreement.

(h)                                 Due Authorization.  The Company and each of the Guarantors have (and, in the case of the Indenture, as of such date, had) full right, power and authority to execute and deliver this Agreement, the Additional Notes and the Indenture (including, with respect to the Guarantors, when the Additional Notes and Exchange Notes, as the case may be, have been duly and validly authenticated in accordance with the terms of the Indenture and, in the case of the Additional Notes, duly and validly paid for by and delivered to the Initial Purchasers in accordance with the terms of this Agreement, the Guarantees) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(i)                                     The Indenture.  The Indenture has been duly authorized, executed and delivered in accordance with its terms by the Company and each of the Guarantors and constitutes (assuming due authorization by the Trustee) a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”). The Indenture conforms in all material respects to the description thereof in the Offering Memorandum.

(j)                                    The Additional Notes.  The Additional Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when issued, authenticated in the manner provided for in the Indenture and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Additional Notes will be in the form contemplated by the Indenture and will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.  The Additional Notes, when issued, authenticated and delivered as provided above, will conform in all material respects to the description thereof in the Offering Memorandum.  The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated in the manner provided for in the Indenture and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be in the form contemplated by the Indenture and will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(k)                                 The Guarantees.  The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Additional Notes are issued, authenticated in the manner provided for in the Indenture and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be evidenced by the Indenture as contemplated by the Indenture and will be legally binding and valid obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.  The Guarantees, when the Additional Notes are issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The guarantees of the Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated in the manner provided for in the Indenture and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be evidenced by the Indenture as contemplated by the Indenture and will be legally binding and valid obligations of the Guarantors, entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Enforceability Exceptions.

(l)                                     Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and each of the Guarantors.

(m)                             Registration Rights Agreement.  The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.  The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.

(n)                                 [Intentionally omitted.]

(o)                                 Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(p)                                 No Violation or Default.  None of the Company or any of the Guarantors is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the properties, rights or assets of the Company or any of the Guarantors is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)                                 No Conflicts.  None of the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Securities (including the Guarantees) and the consummation of the Transaction to be consummated on or after the date hereof and each of the transactions contemplated by the Transaction Documents will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, rights or assets of the Company or any of the Guarantors pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound or to which any of the properties, rights or assets of the Company or any of the Guarantors is subject (other than any lien or encumbrance created or imposed pursuant to the collateral documents relating to the Credit Facility), (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Guarantors or (iii) assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and

(iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    No Consents Required.  Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 1(b) of this Agreement (including Annex C hereto) and their compliance with their agreements set forth therein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which each is a party, the issuance and sale of the Additional Notes (including the Guarantees), and the consummation of the Transaction to be consummated on or after the date hereof and each of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state or foreign securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (ii) that have been obtained, (iii) as required under the Securities Act, the Exchange Act or the securities laws of the several states of the United States and any foreign jurisdictions with respect to the Issuers’ obligations under the Registration Rights Agreement, or (iv) such other consents, approvals, authorizations, orders and registrations or qualifications the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

(s)                                   Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings (including, without limitation, with respect to any actual or alleged exposure to asbestos or any other hazardous or toxic substances or wastes, pollutants or contaminants) pending to which the Company or any of the Guarantors is or may be a party or to which any property of the Company or any of the Guarantors is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of the Guarantors, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are to the best knowledge of the Company and each of the Guarantors, threatened or contemplated by any governmental or regulatory authority or by others.

(t)                                    Independent Accountant.  The public accounting firm, who has certified certain financial statements of the Company and its Subsidiaries, is an independent public accountant with respect to the Company and its Subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(u)                                 Title to Real and Personal Property.  The Company and the Guarantors own, lease or license all real and personal property that are material to the respective businesses of the Company and the Guarantors except such as would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and the Guarantors have good and marketable title to all real property owned by them and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Guarantors, (ii) secure the Credit Facility, (iii) are described in the Offering Memorandum, (iii) permitted by the Indenture and Credit Facility or (iv) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)                                 Title to Intellectual Property.(i) The Company and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark, trade name, and service mark registrations and applications thereof, copyrights, domain names, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and all other U.S. and foreign intellectual property rights (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses; (ii) to the knowledge of the Company and the Guarantors, the conduct of their respective businesses does not infringe, misappropriate, or otherwise violate in any material respect any Intellectual Property rights of others; (iii) the Company and the Guarantors have not received any written notice alleging or threatening any claim of infringement, misappropriation, or other violation of any Intellectual Property rights of others; and (iv) to the best knowledge of the Company and the Guarantors, the Intellectual Property owned by the Company and the Guarantors is not being infringed, misappropriated or otherwise violated by any third party, except where such lack of ownership or possession, infringement, misappropriation or violation could not reasonably be expected to have a Material Adverse Effect.

(w)                               No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or its Subsidiaries, on the one hand, and the directors, officers, stockholders or other affiliates of the Company or any of its Subsidiaries, on the other, that would be required by the Securities Act to be described in a registration statement to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any affiliate of the Company or any of their respective family members and no such loans, advances or guarantees violate the Sarbanes Oxley Act (as defined below).

(x)                                 Investment Company Act.  None of the Company or any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(y)                                 No Event of Default.  No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Indebtedness (as defined in the Indenture) of the Company or any of the Guarantors.

(z)                                  Taxes.  The Company and the Guarantors have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Guarantors or any of their respective properties or assets, except such failure to pay or file or deficiencies that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa)                          Licenses and Permits.  The Company and the Guarantors possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of the Guarantors has received notice of any revocation or modification of any such license, sublicense, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except as would not have a Material Adverse Effect.

(bb)                          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of the Guarantors exists or, to the best knowledge of the Company and each of the Guarantors, is contemplated or threatened, and neither the Company nor any Guarantor is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Company’s or any of the Guarantors’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  None of the Company or any of the Guarantors has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)                            Compliance with Environmental Laws. (i) Except as referenced in each of the Time of Sale Information and the Offering Memorandum:  the Company and the Guarantors (x) are, and at all prior times were, in compliance with any and all federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Guarantors, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as referenced in each of the Time of Sale Information and the Offering Memorandum or as would not, individually or in the aggregate have a Material Adverse Effect, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of the Guarantors under any Environmental Laws in which a governmental entity is also a party, (y) the Company and the Guarantors are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and the Guarantors, and (z) none of the Company and the Guarantors anticipates material capital expenditures as a result of any Environmental Laws.

(dd)                          Compliance with ERISA.  Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability other than a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA (each, a “Plan”) is in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred within the last six years with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum funding contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur; (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred within the last six years or is reasonably expected to occur; and (v) neither the Company nor any member of the Controlled Group has incurred within the last six years, nor reasonably expects to incur, any liability under Title IV of ERISA (other than employer contributions and premiums to the PBGC, in the ordinary course and without default) in respect of a Plan or in respect of any “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA.

(ee)                            Insurance.  Except as described in each of the Time of Sale Information and the Offering Memorandum, the Company and the Guarantors have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate, as reasonably determined by the Company, to protect the Company and the Guarantors and their respective businesses; and none of the Company or any of the Guarantors has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff)                              No Unlawful Payments.  None of the Company or any of its Subsidiaries nor, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(gg)                            Compliance with Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and each of the Guarantors, threatened.

(hh)                          Compliance with OFAC.  None of the Company or any of its Subsidiaries or, to the knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Guarantor, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii)                                  Compliance with USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantors, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

(jj)                                Solvency.  On and immediately after the Closing Date, the Company and the Guarantors (after giving effect to the Transaction to be consummated on or after the date hereof and the other transactions related thereto as described in each of the Time of Sale Information and the Offering Memorandum) will be Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company and the Guarantors are not less than the total amount required to pay the liabilities of the Company and the Guarantors on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company and the Guarantors are not incurring debts or liabilities beyond their ability to pay as such debts and liabilities mature; and (iii) the Company and the Guarantors are not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company and the Guarantors are engaged.

(kk)                          No Restrictions on Subsidiaries.  Except as provided in the Credit Documents, no Guarantor is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Guarantor’s capital stock, from repaying to the Company any loans or advances to such Guarantor from the Company or from transferring any of such Guarantor’s properties or assets to the Company or any other Guarantor of the Company, except for any such restrictions that will be permitted by the Indenture.

(ll)                                  No Broker’s Fees.  None of the Company, the Guarantors or any of their Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm)                  Rule 144A Eligibility.  The Securities are eligible for resale pursuant to Rule 144A and on the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(nn)                          No Integration.  None of the Company or any of its Subsidiaries (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(oo)                          No General Solicitation or Directed Selling Efforts.

(i)                                     None of the Company, the Guarantors or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.  Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(pp)                          Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or until such time as Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act.

(qq)                          No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(rr)                                Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)                              Forward-Looking Statements.  No forward-looking statement (as described in the Time of Sale Information and the Offering Memorandum under the caption “Cautionary Note Regarding Forward-Looking Statements”) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(tt)                                Statistical and Market Data.  The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Company and the Guarantors believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required or as would be required if the offering of the Securities was being registered pursuant to the rules and regulations of the Commission.

(uu)                          Accounting Controls.  The Company and its Subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company and the Guarantors are not aware of any material weakness or significant deficiency in the Company’s internal controls other than as described in each of the Time of Sale Information and the Offering Memorandum.

(vv)                          Compliance with Applicable Provisions of the Sarbanes Oxley Act.

(i)                                     The Company and its Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) that are in compliance with the Sarbanes Oxley Act of 2002, as amended (together with the rules and regulations promulgated in connection therewith, the “Sarbanes Oxley Act”); such disclosure controls and procedures and internal control over financial reporting are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data, and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; any material weaknesses in internal control over financial reporting have been identified to the Company’s independent auditors and audit committee of the board of directors of the Company; since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses disclosed in the Time of Sale Information and the Offering Memorandum.  The Company has provided or made available to the Initial Purchasers or their counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist.

(ii)                                  There is and has been no failure on the part of the Company or its Subsidiaries or, to the knowledge of the Company, any of the Company’s and its Subsidiaries’ directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ww)                      Regulation S.  The Company, the Guarantors and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no such representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States and, in connection therewith, the Time of Sale Information and the Offering Memorandum contain or will contain the disclosures required by Rule 902.  The Company is a “reporting issuer”, as defined in Rule 902 under the Securities Act.

(xx)                          Reserve Engineers.  Ryder Scott Company, L.P., a reserve engineer that prepared reserve reports on estimated net proved oil and natural gas reserves held by the Company and its Subsidiaries as of December 31, 2012 and June 30, 2013 was, as of the date of preparation of such reserve reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.

(yy)                          Reserve Report Information.  Except as it relates to the Wycross acquisition (as defined in the Time of Sale Information and the Offering Memorandum), the information contained in the Preliminary Offering Memorandum and Offering Memorandum regarding estimated proved reserves is based upon the reserve reports prepared by Ryder Scott Company, L.P.  The information provided to Ryder Scott Company, L.P. by the Company, including, without limitation, information as to: production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates that such reports were made. Such information was provided to Ryder Scott Company, L.P. in accordance with all customary industry practices.

(zz)                            Reserve Reports.  The reserve reports prepared by Ryder Scott Company, L.P. setting forth the estimated proved reserves attributed to the oil and gas properties of the Company and its Subsidiaries accurately reflect in all material respects the ownership interests of the Company and its Subsidiaries in the properties therein. Other than normal production of reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other facts, in each case in the ordinary course of business, and except as disclosed in the Preliminary Offering Memorandum and Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Preliminary Offering Memorandum and Offering Memorandum and the reserve reports; and estimates of such reserves and present values as described in the Preliminary Offering Memorandum and Offering Memorandum and reflected in the reserve reports comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act. The estimated reserves disclosed on page 7 of the Offering Memorandum attributed to the oil and gas properties in the Eagle Ford Shale in South Texas that the Company expects to purchase in the Wycross acquisition are based on appropriate data and reasonable assumptions and the Company has used customary methods and analytical procedures to determine such estimated reserves.

4.                                      Further Agreements of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)                                 Delivery of Copies.  The Company will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representatives may reasonably request.

(b)                                 Offering Memorandum, Amendments or Supplements.  Before finalizing the Time of Sale Information and the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of the proposed Time of Sale Information and Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Time of Sale Information and Offering Memorandum, amendment or supplement to which the Representatives reasonably object (unless the Issuers are advised by counsel that they are required by law to so amend or supplement the Time of Sale Information or Offering Memorandum).

(c)                                  Additional Written Communications.  Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Company will furnish to the Representatives and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representatives reasonably object (unless the Issuers are advised by counsel that they are required by law to so amend or supplement the Time of Sale Information or Offering Memorandum).

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or any of the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the known initiation or threatening of any proceeding for such purpose; and the Company and the Guarantors will use its commercially reasonable efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Time of Sale Information.  If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)                                   Ongoing Compliance of the Offering Memorandum.  If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)                                  Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)                                 Clear Market.  During the period from the date hereof through and including the date that is 60 days after the date hereof, the Company and each of the Guarantors will not, without the prior written consent of RBC Capital Markets, LLC, except with respect to indebtedness under the Credit Facility, the Additional Notes, the Exchange Notes (as defined herein and in the Original Purchase Agreement), and the Guarantees (as defined herein and in the Original Purchase Agreement), directly or indirectly, offer to sell, sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or devise that is designed to, or could be expected to, result in the disposition in the future of) any debt securities of the Company or any of its Subsidiaries and having a tenor of more than one year.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of Proceeds.”

(j)                                    Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(k)                                 DTC.  The Company will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(l)                                     No Resales by the Company.  The Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act), for a period of one year after the Closing, to resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)                             No Integration.  Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), and has not taken any of the foregoing actions with respect to any security, that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)                                 No General Solicitation or Directed Selling Efforts.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)                                 No Stabilization.  None of the Company or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.                                      Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Time of Sale Information, the Preliminary Offering Memorandum and the Offering Memorandum, (ii) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Time of Sale Information,  the Preliminary Offering Memorandum or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above (including any electronic road show presentation), (iv) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (v) any written communication that contains, or is derived from, only the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information, the Preliminary Offering Memorandum or the Offering Memorandum.

6.                                      Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)                                 No Downgrade.  Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto after the date hereof) and the Offering Memorandum (excluding any amendment or supplement thereto after the date hereof) the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)                                 Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of the chief executive officer and the chief financial officer of the Company and of an executive officer of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that the Company and the Guarantors have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraph (b) above.

(e)                                  Comfort Letters.  On the date of this Agreement and on the Closing Date, BDO USA, LLP shall have furnished to the Initial Purchasers, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)                                   Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors.  Akin Gump Strauss Hauer & Feld LLP, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(g)                                  Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Paul Hastings LLP, counsel for the Initial Purchasers, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)                                 No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Additional Notes or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Additional Notes or the issuance of the Guarantees.

(i)                                     Good Standing.  The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions where they do business or are qualified as the Representatives may reasonably request prior to the Closing Date.

(j)                                    DTC.  The Securities shall be eligible for clearance and settlement through DTC.

(k)                                 Registration Rights Agreement. The Issuers shall have executed and delivered the Registration Rights Agreement in form and substance satisfactory to the Initial Purchasers and the Initial Purchasers shall have received executed counterparts thereof.

(l)                                     Ryder Scott Comfort Letter.  The Representatives shall have received letters, dated, respectively, the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Representatives, of Ryder Scott Company, L.P. (i) confirming that, (x) as of the date of its reserve report for the year ended December 31, 2012, it was an independent reserve engineer for the Company, and (y) as of the date of its reserve reports for the quarter ended June 30, 2013, it was an independent reserve engineer for the Company, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance acceptable to the Representatives.

(m)                             Officer’s Certificate. The Representatives shall have received an officer’s certificate of the Company, dated the Closing Date, certifying to matters substantially similar to those represented and warranted by the Company and the Guarantors in the last sentence of Section 3(zz) of this Agreement, in form and substance reasonably satisfactory to the Representatives.

(n)                                 Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request prior to the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Initial Purchasers.  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its selling agents, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information, any Issuer Written Communication or the Final Offering Memorandum (or any amendment or supplement thereto) and, subject to Section 7(c), to reimburse each Initial Purchaser and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

(b)                                 Indemnification of the Company and the Guarantors.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information set forth under paragraphs 3, 9, 10, and 11 under the heading “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by the Representatives, and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person entitled to indemnification hereunder from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding subject to indemnification hereunder effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request or contested such reimbursement in good faith prior to the date of such settlement.  No

Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the

Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.                                      Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) (x) trading in any securities of the Company shall be suspended by the Commission or by the New York Stock Exchange, or (y) other than as specified in (x), trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (iii) there is an outbreak or escalation of hostilities or national or international calamity or crisis in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international financial markets, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum; or (iv) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of substantial change of international conditions on the financial markets in the United States shall be such that, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.                                      Defaulting Initial Purchaser.  (a)  If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering

Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds 10% of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof (except for any such expenses of a defaulting Initial Purchaser) and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.                               Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel (including local and special counsel) and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Initial Purchasers);

(vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors including, without limitation, expenses associated with the preparation or dissemination of any electronic road show presentation, expenses associated with production of road show slides and graphics, and, with the prior written approval of the Company, fees and expenses of any consultants engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants; and (x) one-half the cost of any airplane used in connection with the “road show.”  It is understood, however, that except as provided in Section 10(b), Section 7 and Section 9(c), the Initial Purchasers will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them, any expenses connected with any offers they may make and one-half the cost of any airplane used in connection with the “road show.”

(b)                                 If this Agreement shall be terminated by the Initial Purchasers, or any of them, pursuant to Section 8(i)(x) or because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company and each of the Guarantors, jointly and severally, will reimburse the Initial Purchasers or such Initial Purchasers as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Initial Purchasers in connection with this Agreement or the offering contemplated hereunder.

11.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any directors, officers or controlling persons referred to in Section 7 hereof, and the selling agents and affiliates of each Initial Purchaser referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.                               Miscellaneous.  (a)  Authority of the Representatives.  Any action by the Initial Purchasers hereunder may be taken by the Representatives on behalf of the Initial Purchasers, and any such action taken by the Representatives shall be binding upon the Initial Purchasers.

(b)                                 Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

(c)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representatives c/o RBC Capital Markets, LLC, 3 World Financial Center, 200 Vesey Street, 12th Floor, New York, New York 10281 (fax: 212-618-2210); Attention:  High Yield Capital Markets.  Notices to the Company and the Guarantors shall be given to them at 1111 Bagby Street, Suite 1800, Houston, Texas 77002 (fax: (713) 783-5323); Attention:  Michael Long, Chief Financial Officer.

(d)                                 Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(e)                                  Submission to Jurisdiction; Waiver of Jury Trial.  No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.

(f)                                   Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g)                                  Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h)                                 Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

SANCHEZ ENERGY CORPORATION, as issuer

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief Financial Officer

SEP HOLDINGS III, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief Financial Officer

SN COTULLA ASSETS, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief Financial Officer

SN MARQUIS LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief Financial Officer

[Signature Page to Purchase Agreement]

SN OPERATING, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief Financial Officer

SN TMS, LLC, as Guarantor

By:	/s/ Michael G. Long
	Name:	Michael G. Long
	Title:	Senior Vice President — Chief Financial Officer

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is
hereby confirmed and accepted as of the
date first written above.

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several
Initial Purchasers listed in Schedule 1
hereto.

By:	/s/ Brian Akins
Name: Brian Akins
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several
Initial Purchasers listed in Schedule 1
hereto.

By:	/s/ Jeb Slowik
Name: Jeb Slowik
Title: Managing Director

[Signature Page to Purchase Agreement]

Schedule 1

Initial Purchaser	Principal Amount

RBC Capital Markets, LLC	$106,000,000
Credit Suisse Securities (USA) LLC	$50,000,000
Capital One Securities, Inc.	$16,000,000
Johnson Rice & Company L.L.C.	$4,000,000
IBERIA Capital Partners L.L.C.	$4,000,000
SG Americas Securities, LLC	$4,000,000
SunTrust Robinson Humphrey, Inc.	$16,000,000

Total	$200,000,000

Guarantors

Guarantor	Jurisdiction of Organization
SEP Holdings III, LLC	Delaware
SN Cotulla Assets, LLC	Texas
SN Marquis LLC	Delaware
SN Operating, LLC	Texas
SN TMS, LLC	Delaware

ANNEX A

Time of Sale Information

1.                                      Term sheet containing the terms of the securities, substantially in the form of Annex B.

ANNEX B

Form of Pricing Term Sheet

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

September 13, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated September 9, 2013 (the “Preliminary Offering Memorandum”) of Sanchez Energy Corporation.  The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given them in the Preliminary Offering Memorandum.

The New Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act.

Terms Applicable to the 7.750% Senior Notes due 2021 (the “New Notes”)

Issuer:	Sanchez Energy Corporation

Aggregate Principal Amount:

$200,000,000

The Issuer issued $400,000,000 aggregate principal amount of 7.750% Senior Notes due 2021 (the “Outstanding Notes”) on June 13, 2013. The New Notes offered hereby will be issued under the same indenture as the Outstanding Notes and will become part of the same series as the Outstanding Notes and, except as to certain issuance-related matters, will have identical terms as those of the Outstanding Notes. The New Notes and the Outstanding Notes will vote as one class under the indenture. The New Notes and the Outstanding Notes are collectively referred to as the Notes.

The New Notes and the Outstanding Notes are expected to be fungible in that (i) the New Notes issued pursuant to Rule 144A will have the same CUSIP/ISIN numbers (as set forth below) and trade together with the Outstanding Notes issued pursuant to Rule 144A and (ii) any New Notes issued pursuant to Regulation S, although initially issued with CUSIP/ISIN numbers (as set forth below) different from the Outstanding Notes issued pursuant to Regulation S, may be transferred after a period of 40 days from the issue date of the New Notes by the holders thereof for New Notes with the same CUSIP/ISIN numbers (as set forth below) and trade together with the Outstanding Notes issued pursuant to Regulation S.

Gross Proceeds:	$193,000,000

Title of Securities:	7.750% Senior Notes due 2021

Final Maturity Date:	June 15, 2021

Issue Price:	96.500%, plus accrued interest from June 13, 2013

Coupon:	7.750%

Yield to Worst:	8.370%

Interest Payment Dates:	June 15 and December 15, beginning on December 15, 2013, which payment shall include accrued interest on the New Notes since June 13, 2013

Record Dates:	June 1 and December 1

Ratings:	Moody’s: Caa1 S&P: CCC+

A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time, and each rating should be evaluated independently of any other rating.

Optional Redemption:

On and after June 15, 2017, in whole or in part, at the redemption prices set forth below (expressed as a percentage of principal amount of the Notes to be redeemed), plus accrued and unpaid interest, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

	Date	Price
	2017	103.875%
	2018	101.938%
	2019 and thereafter	100.000%

Make-Whole Redemption:

Prior to June 15, 2017, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Make Whole Premium and accrued and unpaid interest to the redemption date, as described in the Preliminary Offering Memorandum.

Equity Clawback:

Prior to June 15, 2016, up to 35% of the original principal amount of the Notes at a redemption price equal to 107.750% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the applicable redemption date

Change of Control:	Offer to purchase at 101.000% of principal, plus accrued and unpaid interest to the date of purchase

Joint Book-Running Managers:	RBC Capital Markets, LLC Credit Suisse Securities (USA) LLC

Senior Co-Managers:	Capital One Securities, Inc. SunTrust Robinson Humphrey, Inc.

Co-Managers:	IBERIA Capital Partners L.L.C. Johnson Rice & Company L.L.C. SG Americas Securities, LLC

Trade Date:	September 13, 2013

Settlement Date:	September 18, 2013 (T+3)

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Distribution:	144A/Regulation S, with registration rights as set forth in the Preliminary Offering Memorandum.

CUSIPS and ISIN Numbers:	144A Notes: CUSIP: 79970Y AA3 ISIN: US79970YAA38	Reg S Outstanding Notes: CUSIP: U7967P AA5 ISIN: USU7967PAA58 Reg S New Notes: CUSIP: U7967P AB3 ISIN: USU7967PAB32

Credit Facility Amendment:	On September 11, 2013, the Issuer amended its credit facility to (i) increase the aggregate principal amount of senior unsecured notes that the Issuer may issue from time to time in private placement transactions from $400 million to $600 million, (ii) waive the borrowing base reduction that would result from the issuance of the New Notes, as a result of which the borrowing base under the credit facility will remain at $175 million following the closing of this offering, (iii) make some technical modifications to the automatic borrowing base reduction calculation provision in connection with debt issuances and incurrences, such that the reduction in the borrowing base is 25% of the net increase in the principal amount of certain debt issued or incurred rather than 25% of the net proceeds received in connection with the issuance or incurrence of such debt and (iv) permit the Issuer to hedge incremental proved reserves following the closing of the Wycross acquisition as if such incremental proved reserves had been included in its June 30, 2013 reserve report that was delivered to the lenders under its credit facility.

Use of Proceeds:

The aggregate principal amount of the New Notes offered hereby has increased from $150,000,000 to $200,000,000. The Issuer intends to use the net proceeds from the New Notes as set forth under the caption “Use of Proceeds” in the Preliminary Offering Memorandum.

Common Stock Offering:

On September 12, 2013, the Issuer priced its public offering of 9,600,000 shares of its common stock at a price per share to the public of $23.00. The underwriters have an option to purchase an additional 1,440,000 shares of common stock. The Issuer expects that the net proceeds from the common stock offering will be approximately $210.1 million after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $241.6 million if the underwriters exercise the over-allotment option in full.  The offering is expected to settle and close on September 18, 2013, subject to customary closing conditions.

All information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

To ensure compliance with Treasury Department Circular 230, investors are hereby notified that: (A) any discussion of United States federal tax issues in this summary is not intended or written to be used, and cannot be used, by investors for the purpose of avoiding penalties that may be imposed on investors under the United States Internal Revenue Code; (B) such discussion is written in connection with the promotion or marketing of the transactions or matters addressed herein; and (C) investors should seek advice based on their particular circumstances from an independent tax advisor.

This material is strictly confidential and is for your information only and is not intended to be used by anyone other than you.  This material is personal to each offeree and does not constitute an offer to any other person or the public generally to subscribe for or otherwise acquire the New Notes. This Pricing Supplement supplements the description of the New Notes and the offering in the Preliminary Offering Memorandum and does not purport to be complete.  Please refer to the Preliminary Offering Memorandum for a more complete description.

This communication is not intended to be a confirmation as required under Rule 10b-10 of the Securities Exchange Act of 1934, as amended.  A formal confirmation will be delivered to you separately.  This communication shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the New Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.  The New Notes will be offered and sold to qualified institutional buyers in the United States in reliance on Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S under the Securities Act, and this communication is only being distributed to such Persons.  The New Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirement.

Any disclaimers or other notices that may appear below the text of this legend are not applicable to this Pricing Supplement and should be disregarded.  Such disclaimers or other notices may have been automatically generated as a result of this Pricing Supplement being sent via, or posted on, Bloomberg email or another electronic communication system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)                                 Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)                                 Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)                                     Such Initial Purchaser has not offered and sold the Securities, and will not offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)                                  None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)                               At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act.  Terms used above have the meanings given to them by Regulation S.

(iv)                              Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)                                  Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Preliminary Offering Memorandum, the Time of Sale Information, the Offering Memorandum, any Issuer Written Communication or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D

Form of Opinion of Counsel for the Company and the Guarantors

1.                                      The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware, the jurisdiction of its organization, and is duly qualified and is in good standing as a foreign corporation under the laws of the jurisdictions listed on Exhibit E attached to the opinion letter. Each of the Guarantors is validly existing as a limited liability company and in good standing under the laws of the State of Delaware or Texas, as applicable, the jurisdiction of its organization, and is duly qualified and is in good standing as a foreign limited liability company under the laws of the jurisdictions listed on Exhibit E attached to the opinion letter.

2.                                      Each of the Company and the Guarantors has corporate or limited liability company power, as applicable, to enter into each of the Transaction Documents to which it is a party and to own its properties and to conduct its business, in all material respects, as described in the Preliminary Offering Memorandum and the Final Offering Memorandum.

3.                                      The execution and delivery by each of the Company and the Guarantors of the Transaction Documents to which it is a party and the performance by each of the Company and the Guarantors of its respective obligations thereunder have been duly authorized by all necessary corporate or limited liability company, as applicable, action by the Company and the Guarantors. Each of the Purchase Agreement, the Indenture and the Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Guarantors that is a party to such Transaction Document.

4.                                      The Securities have been duly and validly authorized and executed by the Company and, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their respective terms under the Laws of the State of New York. The Exchange Notes have been duly and validly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Issuer in accordance with their respective terms under the Laws of the State of New York.

5.                                      The Indenture (including, with respect to the Guarantors, (i) when the Securities have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Initial Purchasers in accordance with the terms of the Purchase Agreement, the guarantee of the Guarantors in respect of the Securities provided for in Article Ten of the Indenture and (ii) when the Exchange Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and Registration Rights Agreement, the guarantee of the Guarantors in respect of the Exchange Notes provided for in Article Ten of the Indenture) constitutes the valid and legally binding obligation of the Company and the Guarantors, enforceable against the

Company and the Guarantors in accordance with its terms and under the Laws of the State of New York.

6.                                      The Registration Rights Agreement is a valid and legally binding obligation of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms under the Laws of the State of New York.

7.                                      The execution and delivery of the Transaction Documents by each of the Company and the Guarantors party thereto does not, and the performance by the Company and each of the Guarantors of its respective obligations under the Transaction Documents to which it is a party will not, (a) result in any violation of any law, statute, rule or regulation of or under any Included Law (as defined below) (including Regulations T, U and X of the Board of Governors of the Federal Reserve System), (b) result in any violation of the Governing Documents of the Company or the Guarantors, (c) breach or result in a default under any Reviewed Agreement or (d) result in any violation of any order, writ, judgment or decree under any Included Law of any New York, Texas or Federal governmental authority or regulatory body applicable to the Company or any Guarantor or their assets or properties listed on Exhibit B attached to the opinion letter.

8.                                      No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by the Company and the Guarantors party thereto and the performance by the Company and the Guarantors of their respective obligations under the Transaction Documents to which they are a party, subject to the assumptions set forth in paragraph 12 and except for (i) routine Filings necessary in connection with the conduct of the business of the Company and the Guarantors, (ii) such other Filings as have been obtained or made and (iii) Filings under Federal and state securities Laws as required by the Transaction Documents.

9.                                      The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Description of the Notes,” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein. The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Description of the Notes,” insofar as such statements purport to summarize provisions of any law, statute, rule or regulation of or under any Included Law referred to therein, fairly summarize such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein. The Indenture and the Securities conform, and the Exchange Notes, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will conform, in all material respects as to legal matters to the descriptions thereof under the heading “Description of the Notes” in the Preliminary Offering Memorandum and the Final Offering Memorandum.

10.                               The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Certain Material United States Federal Income Tax

Consequences,” insofar as such statements constitute a summary of the United States Federal tax laws referred to therein, as of the date of the Preliminary Offering Memorandum and the Final Offering Memorandum, in all material respects, are accurate and fairly summarize the United States Federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.

11.                               The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities contemplated by the Purchase Agreement and the application of the net proceeds from such sale as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, the Company and the Guarantors will not be, required to register as an “investment company,” as such term is defined under the Investment Company Act of 1940, as amended.

12.                               Assuming without independent investigation, (a) that the Securities are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by, the Purchase Agreement and the Final Offering Memorandum; (b) the accuracy of the representations and warranties of the Company and the Guarantors set forth in the Purchase Agreement and the matters certified in those certain certificates delivered on the date hereof; (c) the accuracy of the representations and warranties of the Initial Purchasers set forth in the Purchase Agreement; (d) the due performance and compliance by the Company, the Guarantors and the Initial Purchasers of their respective covenants and agreements set forth in the Purchase Agreement; and (e) the Initial Purchasers’ compliance with the transfer procedures and restrictions described in the Final Offering Memorandum, it is not necessary to register the Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act (the “TIA”) in connection with the issuance and sale of the Securities by the Company to the Initial Purchasers or in connection with the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Offering Memorandum, it being expressly understood that we express no opinion in this paragraph 12 or paragraph 8 as to any subsequent offer or resale of any of the Securities.

13.                               The Indenture conforms in all material respects to the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

Such counsel has no reason to believe that (i) the Final Offering Memorandum, as of its date or as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) the Pricing Disclosure Package, as of the time on September     , 2013 when sales of the Securities were first made (which you have informed us is a time after the Term Sheet specified on Annex A to such opinion was made available to investors), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that we express no opinion as to the financial statements, financial schedules or other financial, accounting or statistical data and oil and gas reserve information contained in, or omitted from, the Pricing Disclosure Package or the Final Offering Memorandum. [NTD:  “Pricing Disclosure Package” to mean the Preliminary Offering Memorandum together with the Term Sheet.]

In rendering such opinion, Akin Gump Strauss Hauer & Feld LLP may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantors and public officials and the opinion may contain such assumptions, exceptions, qualifications and limitations customary for an opinion of this type.  Capitalized terms shall be as defined in the opinion letter.

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

by and among

SANCHEZ ENERGY CORPORATION

and the GUARANTORS party hereto

and

RBC CAPITAL MARKETS, LLC
CREDIT SUISSE SECURITIES (USA) LLC
as Representative of the several Initial Purchasers

Dated as of September [  ], 2013

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of September [  ], 2013, by and among SANCHEZ ENERGY CORPORATION, a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (collectively, the “Guarantors”) and RBC Capital Markets, LLC and Credit Suisse Securities (USA) LLC, as representatives (the “Representatives”) of the several initial purchasers listed on Schedule 1 to the Purchase Agreement (collectively, the “Initial Purchasers”), each of whom has agreed, severally and not jointly, to purchase the Company’s 7.75% Senior Notes due 2021 (the “Notes”) fully and unconditionally guaranteed by the Guarantors (the “Guarantees”) pursuant to the Purchase Agreement (as defined below).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

The Notes issued on the date hereof will constitute one series together with, and will be identical in all respects to, the $400,000,000 aggregate principal amount of 7.75% Senior Notes due 2021 (the “Initial Notes”) issued and sold by the Company pursuant to that certain Purchase Agreement, dated June 10, 2013, among the Company, the guarantors named therein and RBC Capital Markets, LLC.

This Agreement is made pursuant to the Purchase Agreement, dated September [  ], 2013, among the Company, the Guarantors and the Representatives (the “Purchase Agreement”) (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of Transfer Restricted Securities, including the Initial Purchasers.  In order to induce the Initial Purchasers to purchase the Securities, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement.  The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 6(k) of the Purchase Agreement.  Capitalized terms are defined in Section 1.

The parties hereby agree as follows:

Section 1.  Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Purchase Agreement.  As used in this Agreement, the following capitalized terms shall have the following meanings:

“Additional Interest”:  As defined in Section 5 hereof.

“Advice”:  As defined in Section 6(c) hereof.

“Affiliate”:  As defined in Rule 144.

“Agreement”:  As defined in the preamble hereof.

“Black-Out Notice”: As defined in Section 3(c) hereof.

“Broker-Dealer”:  Any broker or dealer registered under the Exchange Act.

“Broker-Dealer Resale Period”: As defined in Section 3(c) hereof.

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“Business Day”:  Any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed or, where applicable, as defined by Commission rules for purposes of calculating the 20 Business Day period under Rule 14e-1(a) under the Exchange Act.

“Closing Date”:  The date of this Agreement.

“Commission”:  The U.S. Securities and Exchange Commission.

“Company”:  As defined in the preamble hereto.

“Consummate”:  A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective (except as permitted herein) and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Trustee (as defined in the Indenture) under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Transfer Restricted Securities that were validly tendered (and not withdrawn) by Holders thereof pursuant to the Exchange Offer.

“Effectiveness Target Date”:  As defined in Section 3(a) hereof.

“Exchange Act”:  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Offer”:  The registration by the Company under the Securities Act of the Exchange Securities pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities (except as permitted herein) the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Securities in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities validly tendered (and not withdrawn) in such exchange offer by such Holders.

“Exchange Offer Registration Statement”:  The Registration Statement relating to the Exchange Offer, including the related Prospectus.

“Exchange Securities”:  The 7.75% Senior Notes due 2021, of the same series under the Indenture as the Transfer Restricted Securities and the Initial Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

“FINRA”:  Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus”:  Each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities or the Exchange Securities.

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“Guarantees”:  As defined in the preamble hereof.

“Guarantors”:  As defined in the preamble hereof.

“Holders”:  As defined in Section 2(b) hereof.

“Indemnified Holder”:  As defined in Section 8(a) hereof.

“Indenture”:  The Indenture, dated as of June 13, 2013, by and among the Company, the Guarantors and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), as supplemented from time to time, pursuant to which the Securities are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

“Initial Notes”:  As defined in the preamble hereto.

“Initial Placement”:  The issuance and sale by the Company of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial Purchasers”:  As defined in the preamble hereto.

“Initial Securities”:  The Securities issued and sold by the Company to the Initial Purchasers pursuant to the Purchase Agreement on the Closing Date.

“Notes”:  As defined in the preamble hereof.

“Person”:  An individual, partnership, corporation, limited liability company, trust, unincorporated organization, or other legal entity, or a government or agency or political subdivision thereof.

“Prospectus”:  The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Purchase Agreement”:  As defined in the preamble hereof.

“Registration Default”:  As defined in Section 5 hereof.

“Registration Statement”:  Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Rule 144”:  Rule 144 promulgated by the Commission

“Securities”:  As defined in the preamble hereto.

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“Securities Act”:  The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Filing Deadline”:  As defined in Section 4(a) hereof.

“Shelf Registration Statement”:  As defined in Section 4(a) hereof.

“Transfer Restricted Securities”:  The Initial Securities; provided that an Initial Security shall cease to be a Transfer Restricted Security on the earlier to occur of (i) the date on which a Registration Statement with respect to such Initial Security has become effective under the Securities Act and such Initial Security have been exchanged or disposed of pursuant to such Registration Statement; (ii) if a Shelf Registration Statement is required to be filed in accordance with Section 4(a) hereof, one year from the effective date of such Shelf Registration Statement; (iii) the date on which such Initial Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or state blue sky laws (other than legends in respect of a Holder’s Affiliate status), is removed, or the restrictive CUSIP number is redesignated as non-restrictive, by the Company or pursuant to the Indenture; (iv) the date upon which such Initial Security is distributed to the public by a Broker-Dealer pursuant to the “Plan of Distribution” contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) and (v) the date on which such Initial Security ceases to be outstanding.

“Trust Indenture Act”:  The Trust Indenture Act of 1939, as amended.

“Trustee”: As defined in the definition of “Indenture” herein.

“Underwritten Registration or Underwritten Offering”:  A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

Section 2.  Securities Subject to this Agreement.

(a)                                 Transfer Restricted Securities.  The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

(b)                                 Holders of Transfer Restricted Securities.  A Person is deemed to be a holder of Transfer Restricted Securities (each, a “Holder”) whenever such Person owns Transfer Restricted Securities.

Section 3.  Registered Exchange Offer.

(a)                                 Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), or there are no Transfer Restricted Securities outstanding, each of the Company and the Guarantors shall (i) cause to be filed with the Commission within 380 days after the Closing Date (or if such 380th day is not a Business Day, the next succeeding Business Day), a Registration Statement under the Securities Act relating to the Exchange Securities and the Exchange Offer, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as

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practicable, but in no event later than 20 Business Days before the 400th day after the Closing Date (the “Effectiveness Target Date”), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Securities to be made under the state securities or blue sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, promptly commence the Exchange Offer.  The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Transfer Restricted Securities and to permit resales of Transfer Restricted Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b)                                 The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously (except as permitted herein) and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days after the date the Exchange Offer commences.  The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws.  No securities other than the Exchange Securities (including, for the avoidance of doubt, the Guarantees and any exchange securities for the Initial Notes and related guarantees, or other securities of the same class or series as the Securities) shall be included in the Exchange Offer Registration Statement.  The Company shall use its commercially reasonable efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 20 Business Days after the Effectiveness Target Date.

(c)                                  The Company shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement.  Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy or applicable law after the date of this Agreement.

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Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period beginning upon the Consummation of the Exchange Offer and ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities (such period, the “Broker-Dealer Resale Period”); provided that the Company may, during the Broker-Dealer Resale Period, for a period of up to 60 days in any three-month period, not to exceed 120 days in any calendar year, determine that the Exchange Offer Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Exchange Offer Registration Statement by providing written notice of such suspension (a “Black-Out Notice”) to each Holder of Transfer Restricted Securities.  For the avoidance of doubt, any period during which the use of the prospectus that is part of the Exchange Offer Registration Statement has been suspended pursuant to the immediately preceding proviso shall not be counted for the purposes of determining the expiration of the Broker-Dealer Resale Period.

The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

Section 4.  Shelf Registration.

(a)                                 Shelf Registration.  If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer solely because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) hereof have been complied with), (ii) for any reason the Exchange Offer is not Consummated 20 Business Days after the Effectiveness Target Date or any date prior thereto (unless an Exchange Offer Registration Statement has been filed and has not yet been declared effective by the Commission, other than as a result of the fault of the Company or any of the Guarantors, and as a result of Commission review of data or information included or incorporated by reference in such Registration Statement that would also be included or incorporated in a Shelf Registration Statement, the Company and Guarantors reasonably believe that a Shelf Registration Statement would not become effective prior to Consummation of the Exchange Offer) or (iii) prior to 20 Business Days after the Effectiveness Target Date (or, if earlier, Consummation of the Exchange Offer):  (A) the Initial Purchasers request from the Company with respect to Transfer Restricted Securities not eligible under applicable law or Commission policy to be exchanged for Exchange Securities in the Exchange Offer other than because such Holder is an Affiliate of the Company or the Guarantors or

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because a Holder did not validly tender (and not withdraw) Initial Securities pursuant to the Exchange Offer (or otherwise elected to not participate in the Exchange Offer), (B) with respect to any Holder of Transfer Restricted Securities other than an Affiliate of the Company or the Guarantors, such Holder notifies the Company in writing (assuming the conclusions in such notification are correct) that (1) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, (2) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (3) such Holder is a Broker-Dealer and holds Transfer Restricted Securities acquired directly from the Company or one of its affiliates or (C) in the case of any Initial Purchaser, such Initial Purchaser notifies the Company in writing (assuming the conclusions in such notification are correct) that it will not receive Exchange Securities in exchange for Transfer Restricted Securities constituting any portion of such Initial Purchaser’s unsold allotment, the Company and the Guarantors shall (1) if permitted by law and Commission policy, cause the Transfer Restricted Securities of such Holder to be reissued in a form that does not bear any restrictive legends relating to the Securities Act or a restrictive CUSIP number so that such Securities may be sold to the public in accordance with Rule 144 by a person that is not an Affiliate of the Company or any of the Guarantors where no conditions of Rule 144 are then applicable (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of such reissue) and (2) in the event the Company cannot or does not comply with the provisions of the foregoing clause by the later of (I) 20 Business Days of the date of receipt by the Company of such notice of such Holder or Initial Purchaser, if applicable under (iii), and (II) the Shelf Filing Deadline:

(x)                                 cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the earliest to occur of (1) the 90th day after the date on which the filing obligation arises pursuant to Section 4(a)(i) above and (2) the 90th day after (A) the 400th day after the Closing Date pursuant to Section 4(a)(ii) or (B) the date on which the filing obligation arises under Section 4(a)(iii) (such earliest date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders specified in the relevant provision of Section 4(a) and that have provided the information required pursuant to Section 4(b) hereof; and

(y)                                 use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 180th day after the Shelf Filing Deadline (or if such 180th day is not a Business Day, the next succeeding Business Day).

Notwithstanding the foregoing, the Company shall have no obligation to file a Shelf Registration Statement or have it declared effective by the Commission prior to the Effectiveness Target Date.  Each of the Company and the Guarantors shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously

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effective, supplemented and amended as required by the provisions of Section 6(b) and Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Transfer Restricted Securities by the Holders of such Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year following the effective date of such Shelf Registration Statement (or shorter period that will terminate when all the Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement); provided that the Company may for a period of up to 60 days in any three-month period, not to exceed 120 days in any calendar year, determine that the Shelf Registration Statement is not usable under certain circumstances relating to corporate developments, public filings with the Commission and similar events, and suspend the use of the prospectus that is part of the Shelf Registration Statement by providing a Black-Out Notice to each Holder of Transfer Restricted Securities registered thereon.

(b)                                 Provision by Holders of Certain Information in Connection with the Shelf Registration Statement.  No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 Business Days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein.  Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

Section 5.  Additional Interest.  The Company and the Initial Purchasers agree that Holders will suffer damages if the Company and the Guarantors fail to fulfill their obligations under Section 3 or Section 4 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Company and the Guarantors agree to pay, jointly and severally, as liquidated damages, additional interest on the Transfer Restricted Securities (“Additional Interest”) if, as of the applicable time limits provided for in this Agreement, (i) the Exchange Offer has not been Consummated or (ii) any Shelf Registration Statement, if required hereby, has not been declared effective (or has not automatically become effective) by the Commission (each such event referred to in clauses (i) and (ii), a “Registration Default”).  The Additional Interest shall accrue after such Registration Default on the principal amount of the Transfer Restricted Securities at a rate of 0.25% per annum during the 90-day period immediately following the 400th day after the Closing Date and shall increase by 0.25% per annum at the end of each subsequent 90-day period, in each case for the period of the Registration Default, but in no event shall such increase hereunder or under any other Registration Rights Agreement (as defined in the Indenture) exceed 1.00% per annum.  Following the cure of all Registration Defaults relating to the particular Transfer Restricted Securities (for the avoidance of doubt, a Registration Default may be cured if the Exchange Offer is Consummated or a required Shelf Registration Statement is declared effective (or has automatically become effective), as applicable, after the required deadline under this Agreement), the interest rate borne by the relevant Transfer Restricted Securities will be reduced

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to the original interest rate borne by such Transfer Restricted Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions.

Notwithstanding the foregoing, (i) the amount of Additional Interest payable shall not increase because more than one Registration Default has occurred and is pending, (ii) a Holder of Transfer Restricted Securities shall not be entitled to Additional Interest with respect to a Registration Default pursuant to clause (ii) of the preceding paragraph, unless it is entitled to the benefits of such Shelf Registration Statement pursuant to Section 4(a) and has complied with its obligations pursuant to Section 4(b), within the time limits provided for therein, and (iii) no Additional Interest shall be payable to the extent any Transfer Restricted Securities are receiving such additional interest payable pursuant to another Registration Rights Agreement (as defined in the Indenture), except to the extent the Additional Interest payable hereunder exceeds such amount.

All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

Section 6.  Registration Procedures.

(a)                                 Exchange Offer Registration Statement.  In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their commercially reasonable efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i)                                     If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law or Commission policy, each of the Company and the Guarantors hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities.  Each of the Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy.  Each of the Company and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a favorable resolution by the Commission staff of such submission.

(ii)                                  As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall

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furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business.  In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company’s preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Transfer Restricted Securities acquired by such Holder directly from the Company.

(b)           Shelf Registration Statement.  If required pursuant to Section 4, in connection with the Shelf Registration Statement, each of the Company and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Company and the Guarantors will as expeditiously as practicable prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

(c)           General Provisions.  In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Transfer Restricted Securities by Broker-Dealers), each of the Company and the Guarantors shall:

(i)            use its commercially reasonable efforts to keep such Registration Statement continuously effective during the period required by the Agreement and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or Section 4 hereof, as applicable; upon the

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occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement (or file with the Commission a document to be incorporated by reference into the Registration Statement), in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its commercially reasonable efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter, subject to the provisions applicable to Exchange Offer Registration Statement suspension and black-out periods and the last paragraph hereof;

(ii)           prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or Section 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii)          in the case of a Shelf Registration Statement, advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein (with respect to the Prospectus, in light of the

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circumstances under which they were made) not misleading.  If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or blue sky laws, each of the Company and the Guarantors shall use its commercially reasonable efforts to obtain the withdrawal or lifting of such order at the earliest practicable time;

(iv)          in the case of a Shelf Registration Statement, furnish, if and as requested, without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (other than any documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Transfer Restricted Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period); provided, that this clause (iv) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Transfer Restricted Securities and the Exchange Securities and the offering or exchange therefor.  The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v)           in the case of a Shelf Registration Statement, promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide upon request copies of such document to the Initial Purchasers, and to the underwriter(s), if any, and make the Company’s and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters; provided, that this clause (v) shall not apply to any filing by the Company of any annual report on Form 10-K, quarterly report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Initial Securities, the Transfer Restricted Securities and the Exchange Securities and the offering or exchange therefor;

(vi)          in the case of a Shelf Registration Statement, make available at normal business hours for inspection by the Initial Purchasers, the managing

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underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Company and the Guarantors and cause the Company’s and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof (and each such person shall agree that it will keep such information confidential and not disclose any such records, documents, properties or information unless (A) the disclosure of such records, documents, properties or information is, in the opinion of counsel to such person, necessary to avoid or correct a misstatement or omission in such Registration Statement, (B) the release of such records, documents, properties or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) the records, documents, properties or information in such records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such person, or (D) disclosure of such records, documents, properties or information is, in the opinion of counsel for any such person, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving such person and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder) and prior to its effectiveness and to use commercially reasonable efforts to participate in meetings with investors to the extent reasonably requested by the managing underwriter(s), if any;

(vii)         in the case of a Shelf Registration Statement, if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment, subject to the provisions applicable to Exchange Offer Registration Statement suspension and black-out periods and the last paragraph hereof;

(viii)        in the case of a Shelf Registration Statement, cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

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(ix)          in the case of a Shelf Registration Statement, if and as requested, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge upon request, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x)           in the case of a Shelf Registration Statement, deliver to each selling Holder and each of the underwriter(s), if any, without charge upon request, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Company and the Guarantors hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

(xi)          in the case of a Shelf Registration Statement, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and in connection with a Shelf Registration Statement, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Company and the Guarantors shall:

(A)       furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the  effectiveness of the Shelf Registration Statement:

(1)           a certificate, dated the date of effectiveness of the Shelf Registration Statement signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Company and the Guarantors, confirming, as of the date thereof, the matters set forth in Section 6(d) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2)           an opinion, dated the date of effectiveness of the Shelf Registration Statement of counsel for the Company and the

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Guarantors, covering the matters set forth in Section 6(f) of the Purchase Agreement and such other matters as such parties may reasonably request, and a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors, representatives of the independent public accountants for the Company and the Guarantors, representatives of the underwriter(s), if any, and counsel to the underwriter(s), if any, at which the contents of the Registration Statement and the related Prospectus and related matters were discussed and although such counsel has not independently checked or verified, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of such statements contained in the Registration Statement and related Prospectus; on the basis of the foregoing, nothing has come to such counsel’s attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in  the case of the Prospectus, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief as to the financial statements, financial schedules or notes or other financial or statistical or accounting information or information pertaining to natural resource reserves, operation and production or data derived from any of the foregoing, in each case included in (or omitted from) the Registration Statement and related Prospectus or any amendments or supplements thereto); and

(3)           a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Company’s independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 6(e) of the Purchase Agreement, without exception;

(B)       set forth in full or incorporate by reference in the underwriting agreement, if any, if so requested by the parties thereto, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

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(C)       deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Company and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Company or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii)         in the case of a Shelf Registration Statement, prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that none of the Company or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii)        shall issue, upon the request of any Holder of Transfer Restricted Securities covered by the Shelf Registration Statement and only in connection with any sale of Transfer Restricted Securities by such Holder pursuant to such Registration Statement (and provided that such Holder delivers such certificates reasonably requested by the Company in connection with such sale), Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities being sold by such Holder; such Exchange Securities to be registered in the name of the purchaser(s) of such Securities; in return, the Transfer Restricted Securities held by such Holder shall be surrendered to the Company for cancellation;

(xiv)        in the case of a Shelf Registration Statement, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Transfer Restricted Securities made by such Holders or underwriter(s);

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(xv)         in the case of a Shelf Registration Statement, use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi)        if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, subject to the provisions applicable to Exchange Offer Registration Statement suspension and black-out periods and the last paragraph hereof;

(xvii)       provide a CUSIP number for all Exchange Securities not later than the effective date of the Registration Statement covering such Exchange Securities and provide the Trustee under the Indenture with printed certificates for such Exchange Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action reasonably necessary to ensure that all such Exchange Securities are eligible for deposit with the Depository Trust Company;

(xviii)      in the case of a Shelf Registration Statement, cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter” as that term is defined within the rules and regulations of FINRA) that is required to be retained in accordance with the rules and regulations of FINRA;

(xix)        in the case of a Shelf Registration Statement, otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 under the Securities Act (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or reasonable best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement;

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(xx)         cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi)        in the case of a Shelf Registration Statement, cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Securities or the managing underwriter(s), if any;

(xxii)       in the case of a Shelf Registration Statement, provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

(xxiii)      in the case of a Shelf Registration Statement, represent, warrant, and covenant that it (including its agents and representatives) shall not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus.

Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof or any Black-Out Notice delivered pursuant to Section 3(c) or Section 4(a), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice.  In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or Section 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof or any Black-Out Notice delivered pursuant to Section 3(c) or Section 4(a) to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice.

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Section 7.  Registration Expenses.

(a)           All expenses incident to the Company’s and the Guarantors’ performance of or compliance with this Agreement will be borne by the Company and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA)); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company, the Guarantors and, subject to Section 7(b) hereof, the Holders of Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); provided, that all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of a Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement shall be the responsibility of each Holder.

Each of the Company and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

(b)           In connection with any Shelf Registration Statement required by this Agreement, the Company and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Paul Hastings LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

Section 8.  Indemnification.

(a)           Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each (i) Holder and each Initial Purchaser, their respective affiliates, directors, officers and employees, and (ii) each person, if any, who controls any Holder or Initial Purchaser within the meaning of the Securities Act and the Exchange Act (any of the Persons referred to in clauses (i) and (ii) may hereinafter be referred to as an “Indemnified Holder”) against any loss, claim, damage, liability or expense, as incurred, to which such Indemnified Holder may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common

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law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or settled without the written consent of the Company pursuant to Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and to reimburse each Indemnified Holder (including the fees and disbursements of counsel to any Indemnified Holder) as such expenses are reasonably incurred by such Indemnified Holder in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to any Holder or Initial Purchaser, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to any Holder or Initial Purchaser furnished to the Company by such Holder or Initial Purchaser expressly for use in such Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus.  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b)                                 Each Holder and each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company and each Guarantor, each of their respective directors and officers and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder or Initial Purchaser or settled without the written consent of such Initial Purchaser pursuant to Section 8(d)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based: upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus, in reliance upon and in conformity with written information relating to any Holder or Initial Purchaser furnished to the Company by such Holder or Initial Purchaser expressly for use in such Registration Statement or Prospectus (or any amendment or supplement thereto) or free writing prospectus; and to reimburse the Company or any Guarantor and each such director, officer or controlling person for any and all expenses (including the fees and

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disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Holder and Initial Purchaser may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party hereunder for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses) as a result of such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party otherwise than under the provisions of this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded (based on the advice of counsel to the indemnified party) that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                 The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be

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unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment that would otherwise be subject to indemnification hereunder.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(e)                                  If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total net proceeds to the Company and the Guarantors from the Initial Placement (before deducting expenses)), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments, actions or expenses, and such Registration Statement (including, in the case or Holders, the benefit of the offering of the Transfer Restricted Securities and Exchange Securities or receiving Exchange Securities registered under the Securities Act), or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchaser or Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any of the Guarantors, on the one hand, or the Initial Purchaser or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in this Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Initial Purchasers and Holders of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant

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to this Section 8(e) were determined by pro rata allocation (even if the Initial Purchasers and Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, none of the Initial Purchasers and Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the aggregate proceeds received by such Initial Purchasers and Holder with respect to the Initial Securities or Exchange Securities exceeds the amount of any damages which such Initial Purchasers and Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective principal amount of Initial Securities held by each of the Holders hereunder and not joint.

Section 9.  Rule 144A.  Each of the Company and the Guarantors hereby agrees with each Holder, if the Company is not subject to Section 13 or Section 15(d) of the Exchange Act and any Transfer Restricted Securities remain outstanding, to make available upon request to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A under the Securities Act.

Section 10.  Participation in Underwritten Registrations.  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

Section 11.  Selection of Underwriters.  The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering.  In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Company.

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Section 12.  Miscellaneous.

(a)                                 Remedies.  Each of the Company and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)                                 No Inconsistent Agreements.  Each of the Company and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the Holders hereunder do not in any way conflict with the rights granted to the holders of the Company’s or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c)                                  Adjustments Affecting the Securities.  The Company will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d)                                 Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding any Transfer Restricted Securities held by the Company or its Affiliates).  Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer or registered on a Shelf Registration Statement and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer or registered on a Shelf Registration Statement may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered, as the case may be; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of the Representatives with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e)                                  Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i)                                     if to a Holder, at the address set forth on the records of the Trustee under the Indenture, with a copy to the Trustee under the Indenture; and

if to the Company:

Sanchez Energy Corporation

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1111 Bagby Street, Suite 1800

Houston, Texas 77002

Facsimile:  (713) 783-5323

Attention:  Chief Financial Officer

(ii)                                  with a copy to:

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street

44th Floor

Houston, Texas 77002

Facsimile: 713-236-0822

Attention:  David P. Elder

All such notices and communications shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f)                                   Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

(g)                                  Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

(h)                                 Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)                                     Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(j)                                    Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or

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unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k)                                 Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SANCHEZ ENERGY CORPORATION

By:
Name:
Title:

SEP HOLDINGS III, LLC

By:
Name:
Title:

SN COTULLA ASSETS, LLC

By:
Name:
Title:

SN MARQUIS LLC

By:
Name:
Title:

SN OPERATING, LLC

By:
Name:
Title:

SN TMS, LLC

By:
Name:
Title:

[Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

RBC CAPITAL MARKETS, LLC

For itself and on behalf of the several
Initial Purchasers listed in Schedule 1
to the Purchase Agreement.

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

For itself and on behalf of the several
Initial Purchasers listed in Schedule 1
to the Purchase Agreement.

By:
Name:
Title:

[Registration Rights Agreement]

EXHIBIT B

Subsidiaries

Subsidiary	Jurisdiction of Organization
SEP Holdings III, LLC	Delaware
SN Cotulla Assets, LLC	Texas
SN Marquis LLC	Delaware
SN Midstream, LLC	Delaware
SN Operating, LLC	Texas
SN TMS, LLC	Delaware